Exhibit 19

Insider Trading Policy

Securities laws make it illegal for you to trade in a company’s securities when you have access to “material, nonpublic information” relating to a company. This conduct is referred to as “insider trading” and may result in civil or criminal penalties.

Trading Restrictions

If a Continental director, officer, employee, or contractor has material, non-public information related to Continental, that person is an “insider” as to that information, and that person must not trade in Continental debt securities until the information is generally publicly available. Insiders must also avoid “tipping.” If you share material, non-public information with someone else, or recommend they trade in Continental debt securities while you have such information, and they trade on your information or recommendation, then both you and they can be held liable for insider trading.

Trading restrictions also apply if you obtain material, non-public information or analyses relating to any other company (including but not limited to vendors, suppliers, partners, other oil and gas companies, and customers). You must not trade in that company’s securities while possessing information that is material and non-public with respect to that other company.

Continental maintains additional restrictions on trading Continental debt securities by directors, officers, and certain other employees who are presumed to have material, non-public information at certain times (Covered Employees), regardless of whether they possess such information. Those additional restrictions are outlined below.

Key Terms

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Who is an “Insider”?

Any person who possesses material, non-public information is considered an “insider” as to that information.

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What is “Material Information”?

Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security, or where the information is likely to affect the market price of the security. Material information can be positive or negative. It can relate to virtually any aspect of a company’s business or to any type of security (e.g., debt or equity).

Some examples of potentially material information include:

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Unpublished financial or operational results or projections, including earnings information;
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Pending, evaluated or proposed mergers, acquisitions, divestitures, tender offers, or other transactions;
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Significant changes in corporate objectives, debt ratings, dividend or stock repurchase policies; and
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Significant changes in financial liquidity.

This list is only illustrative. Whether information is material depends upon the circumstances. If you are unsure whether particular non-public information is material, you should consult with the Legal Department before disclosing that information or trading in a company’s securities.

Insider Trading Policy

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What is “Non-public Information”?

Information is non-public if it has not been disclosed generally to the public. Information becomes public only after it is disclosed in a press release, in a company’s public filings with the Securities and Exchange Commission, or otherwise widely disseminated in a manner making it generally available to investors through media. In addition, reasonable time must pass to allow the market to absorb the information.

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What are “Securities”?

Securities include shares of stock and derivative securities (such as futures, calls, options, puts, warrants), debt securities, and any other rights to exchange or acquire stock.

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What does it mean to “trade”?

Trading not only includes purchases and sales, but any agreement to acquire or dispose of a security, such as conversions and the exercise of warrants or puts, calls or other options related to a security, with or without the assistance of a broker.

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What is “tipping”?

Tipping involves sharing material non-public information, or making trading recommendations while possessing such information, to someone who then trades on that information or recommendation.

Guidelines for All Employees

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Do not trade in Continental debt securities if you have material, non-public information about Continental. This includes trades on your own account, through a broker, or through another person’s account (such as a family or household member).
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Do not make trading recommendations or act as a “tipper” while you possess material, non-public information.
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Do not trade in the securities of a Continental business associate or another company if you gain access to material non-public information related to that company or its securities.
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Remember that separation of employment does not end your legal responsibilities. If your employment or other relationship with Continental terminates at a time when you have material non-public information regarding Continental or its business associates, the law still prohibits you from trading until the information becomes public.
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Warn consultants and advisors you engage for Continental. If you engage a third-party consultant for Continental, you should warn them about the potential for them to gain access to material non-public information that would prohibit them from trading.
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Warn your broker or investment manager. Similarly, if you work with a broker or other investment manager, you should warn them there can be no trading on your personal account without first getting your permission to ensure you avoid a trade occurring on your behalf while you have insider information.
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Do not share confidential information outside the company. If you have material, non-public information about Continental, or about other individuals or companies with which Continental has an existing or contemplated business relationship, don’t share it outside the company, even with your family and members of your household.

Insider Trading Policy

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Make sure a business need exists before disclosing any material, non-public information. If you believe disclosure is necessary to perform your job duties, make sure a confidentiality agreement exists before disclosure. Ask the Legal Department if you are unsure whether disclosure is necessary.

Additional Restrictions on Covered Employees

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Who are Covered Employees?
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Members of our Board of Directors;
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Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and their assistants;
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Members of the Legal Department;
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Designated employees in departments with routine access to material, non-public information about Continental as part of their day-to-day responsibilities; and
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Other employees identified from time to time by the Legal Department.

Covered Employees also include such employees’ family and household members, trusts of which a Covered Employee is a trustee or beneficiary, estates of which a Covered Employee is an executor, and entities owned or controlled by a Covered Employee. If a description of your role doesn’t appear above, the Legal Department will notify you if you are a Covered Employee. If your role is described above, you should assume you are a Covered Employee as long as you remain in that role. Even if you stop serving in a role identified above, you should observe the restrictions described below as long as you continue to possess material, non-public information gained while serving in that capacity.

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Blackout Periods for Covered Employees

In addition to being prohibited from trading while in possession of material, non-public information, Covered Employees are also prohibited from conducting certain trades in Continental debt securities during any “Blackout Period.” Blackout Periods commence the last three (3) business days of the last month of a fiscal calendar quarter and continue until twenty-four (24) hours after the release of quarterly or annual financial information, as applicable. During a Blackout Period, Covered Employees must not buy, sell, or otherwise trade in Continental’s debt securities or change their investment decisions regarding Continental’s debt securities.

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Mandatory Pre-Clearance Procedures for Covered Employees

Outside of Blackout Periods, Covered Employees who wish to trade Continental debt securities must first obtain pre-approval to trade from the Legal Department.

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A pre-clearance request should be submitted to the Legal Department using the Pre-clearance Request Form located on the company’s intranet.
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After receiving a pre-clearance request, the Legal Department will determine whether to approve the proposed transaction and will promptly notify the Covered Employee of the determination.
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To comply with the law and/or Continental policy, the Legal Department, in its discretion, may withhold approval for a Covered Employee’s proposed transaction.
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When given, clearance to trade will be only for a specified time period, and any trades must take place within that time period.

Insider Trading Policy

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Rule 10b5-1 Trading Plans

Any Covered Employee who wishes to implement a Rule 10b5-1 Plan (in order to obtain an affirmative defense to insider trading) must obtain pre-approval from the Legal Department.

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Speculative Trading Prohibited by Covered Employees

Covered Employees are prohibited from engaging in any speculative transactions involving Continental debt securities, including: (1) buying or selling puts or calls or otherwise hedging against changes in the value of company securities; and (2) short sales of company securities.